Exhibit 99.1

Contact:	Mark Hord	FOR IMMEDIATE RELEASE
	ViewPoint Financial Group, Inc.	February 28, 2012
972-578-5000, Ext. 7440

Filed by ViewPoint Financial Group, Inc.

Commission File No: 001-34737

Pursuant to Rule 425 under the Securities Act of 1933

Subject Company: Highlands Bancshares, Inc.

Commission File No: 001-34737

ViewPoint Financial Group, Inc. Reports Record Fourth Quarter and Full Year 2011 Earnings

$205.6 Million Linked Quarter Increase in Gross Loans

PLANO, Texas, February 28, 2012 — ViewPoint Financial Group, Inc. (NASDAQ: VPFG) (the “Company”), the holding company for ViewPoint Bank, N.A., announced financial results today for the quarter and year ended December 31, 2011. Detailed results of the year will be available in the Company’s Annual Report on Form 10-K, which will be filed today and posted on our websites, http://www.viewpointbank.com and http://www.viewpointfinancialgroup.com.

Performance Highlights

•

All-time high quarterly net income of $9.8 million, an increase of $4.6 million, or 90.0%, from last quarter: The $4.6 million linked quarter increase in net income, excluding the $1.9 million net of tax gain on sale of securities, was driven by an increase in net interest income of $3.7 million. Full year 2011 net income was $26.3 million, an increase of $8.5 million, or 47.9%, from 2010.

•

Linked quarter growth in Warehouse Purchase Program, commercial real estate and C&I loans drives $205.6 million increase in gross loans: Warehouse Purchase Program loan balances at December 31, 2011, increased by $137.1 million from September 30, 2011, while commercial real estate loan balances increased by $51.8 million and commercial and industrial loan balances increased by $26.6 million.

•

26 basis point linked quarter increase in net interest margin: Net interest margin increased 26 basis points to 3.13% for the quarter ended December 31, 2011, compared to 2.87% for the quarter ended September 30, 2011.

•

Full-year 2011 loan growth of 29.0%: During the year ended December 31, 2011, loans increased by $463.4 million, or 29.0%. This increase was driven by a $340.0 million increase in Warehouse Purchase Program loans held for sale and a $104.4 million increase in commercial real estate loan balances.

•

Basic and diluted EPS increased by $0.15 linked quarter to $0.31: Basic and diluted earnings per share for the quarter ended December 31, 2011, were $0.31, up $0.15 from the quarter ended September 30, 2011. Basic and diluted earnings per share for the year ended December 31, 2011, was $0.81, a $0.22 increase from $0.59 for the year ended December 31, 2010.

“We are very pleased with our results for the quarter,” said Interim President and Chief Executive Officer Mark Hord. “Record quarterly and full-year earnings cap a year in which we also achieved substantial and broad-based loan growth, successfully converted to a national bank charter, and announced a strategic in-market bank acquisition.”

James McCarley, Chairman of the Board of the Company, said, “After a strong 2011, and with long-time Texas commercial banker Kevin Hanigan joining ViewPoint as our new President and Chief Executive Officer upon the closing of the Highlands Bancshares, Inc. acquisition, we believe we are well positioned to achieve our goal of becoming the Metroplex’s premier community bank.”

Net Interest Margin

The net interest margin for the fourth quarter of 2011 was 3.13%, a 26 basis point increase from the third quarter of 2011 and a 15 basis point increase from the fourth quarter of 2010. The linked quarter increase was primarily due to increased volume in our Warehouse Purchase Program, as the average balance of these loans increased by $309.6 million, and lower deposit costs due to gradual rate reductions in Absolute Checking and other interest-bearing deposit accounts. The year over year increase was primarily due to increased volume in the Warehouse Purchase Program and commercial real estate loans, as well as reduced deposit and borrowing costs. The decrease in the average rate paid on borrowings was caused by the strategic decision to fund a portion of the increase in Warehouse Purchase Program balances with short-term advances and the November 2010 restructuring of $91.6 million in fixed-rate FHLB advances.

Results of Operations for the Quarter Ended December 31, 2011

Net income for the quarter ended December 31, 2011, was $9.8 million, an increase of $4.6 million, or 90.0%, from the quarter ended September 30, 2011. The increase was driven by a $3.7 million increase in net interest income and a $1.9 million net of tax gain on the sale of available for sale securities. The proceeds from the fourth quarter securities sale funded growth in the Warehouse Purchase Program and commercial real estate and commercial and industrial lending, improving the yield on earnings assets.

Net income for the quarter ended December 31, 2011, increased $3.3 million, or 50.6%, from the quarter ended December 31, 2010. The increase in net income was primarily due to a $3.0 million reduction in interest expense and a $1.9 million net of tax gain on the sale of available for sale securities. Our basic and diluted earnings per share for the three months ended December 31, 2011, was $0.31, an $0.11 increase from $0.20 for the three months ended December 31, 2010.

The provision for loan losses was $1.2 million for the three months ended December 31, 2011, a decrease of $100,000, or 7.5%, from the three months ended December 31, 2010. The balance of the allowance for loan losses increased by $2.7 million from December 31, 2010, to December 31, 2011, as management increased qualitative factors considered in determining the appropriateness of the allowance, due to the continued weak economic conditions and an increase in non-performing loans. Despite these trends, the Company has not seen an increase in charge-offs, as net charge-offs declined by $796,000 during the fourth quarter of 2011 compared to the same period last year.

Results of Operations for the Year Ended December 31, 2011

Net income for the year ended December 31, 2011, was $26.3 million, an increase of $8.5 million, or 47.9%, from net income of $17.8 million for the year ended December 31, 2010. Net income for the year ended December 31, 2011, included a $4.1 million net of tax gain on the sale of available for sale securities. The increase in net income was driven by higher net interest income, the gain on sale of securities and a lower provision for loan losses, and was partially offset by a $5.4 million decline in the net gain on sales of loans and a $2.1 million increase in noninterest expense. Our basic and diluted earnings per share for the year ended December 31, 2011, was $0.81, a $0.22 increase from $0.59 for the year ended December 31, 2010.

Financial Condition as of December 31, 2011

Total assets increased by $238.6 million, or 8.1%, to $3.18 billion at December 31, 2011, from $2.94 billion at December 31, 2010. The increase in total assets was primarily due to a $463.4 million increase in gross loans, primarily funded by a $285.2 million increase in net FHLB advances and a $215.8 million decline in investment securities.

Loan Portfolio

During the year ended December 31, 2011, loans increased in all categories except for the consumer portfolio and one- to four-family construction loans. This increase included a $340.0 million increase in Warehouse Purchase Program balances, a $104.4 million increase in commercial real estate loans and $31.3 million of growth in commercial and industrial loans. Gross loans (including $834.3 million in mortgage loans held for sale) increased by $463.4 million, or 29.0%, to $2.06 billion at December 31, 2011, from $1.60 billion at December 31, 2010.

Our allowance for loan losses at December 31, 2011, was $17.5 million, or 1.42% of total loans, compared to $14.8 million, or 1.34% of total loans, at December 31, 2010. Our allowance for loan losses to non-performing loans ratio was 75.71% at December 31, 2011, compared to 84.22% as of December 31, 2010. Our non-performing loans to total loans ratio at December 31, 2011, was 1.88%, compared to 1.59% at December 31, 2010. Non-performing loans increased by $5.5 million, from $17.6 million at December 31, 2010, to $23.1 million at December 31, 2011. Compared to September 30, 2011, non-performing loans increased by $5.7 million, primarily due to a $5.3 million increase in commercial real estate non-performing loans. This increase was due to one commercial real estate loan with a principal balance of $6.1 million that was placed on nonaccrual status in December 2011.

Merger with Highlands Bancshares, Inc.

On December 8, 2011, the Company and Highlands Bancshares, Inc. (“Highlands”) announced that they had entered into a definitive merger agreement whereby the Company will acquire Highlands and its subsidiary bank, the First National Bank of Jacksboro (which operates in the Dallas marketplace as Highlands Bank), in a stock-for-stock transaction. Under the terms of the agreement, each outstanding share of Highlands common stock will be exchanged for 0.6636 shares of Company stock upon closing. In addition, the Company announced that Kevin Hanigan, the President, Chief Executive Officer and Chairman of the Board of Directors of Highlands, will assume the role of President and Chief Executive Officer of the Company and the Bank upon the closing of the acquisition. The Company and Highlands expect to complete the transaction in the second quarter of 2012, after receipt of regulatory approvals, the approval of the shareholders of Highlands and the satisfaction of other customary closing conditions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company or the solicitation of any vote or approval. In connection with the proposed merger, the Company filed with the Securities and Exchange Commission (“SEC”), and the SEC has declared effective, a Registration Statement on Form S-4 that includes a proxy statement of Highlands and that also constitutes a prospectus of the Company (the “Proxy Statement/Prospectus”). Investors are strongly urged to read the definitive Proxy Statement/Prospectus regarding the proposed merger and other documents filed with the SEC by the Company, because they contain important information about the proposed merger.

Investors and security holders of the Company and Highlands may obtain free copies of the definitive Proxy Statement/Prospectus for the proposed merger and other documents filed with the SEC by the Company through the SEC’s website at www.sec.gov. These documents are also available free of charge by accessing the Company’s website (www.viewpointfinancialgroup.com, under “SEC Filings”) or by contacting Mark Hord at (972) 578-5000, Ext. 7440.

The Company and Highlands and their respective directors and certain of their executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the agreement between the Company and Highlands. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed with the SEC on March 3, 2011, and in its proxy statement prepared in connection with its 2011 Annual Meeting of Shareholders, which was filed with the SEC on April 18, 2011. Information regarding Highland’s directors and officers and a more complete description of the interests of Highlands’s directors and officers in the proposed transaction is available in the definitive Proxy Statement/Prospectus.

Conference Call

The Company will host an investor conference call to review these results on Wednesday, February 29, 2012, at 10 a.m., Central Time. Participants are asked to call (toll-free) 1-877-317-6789 at least five minutes prior to the call. International participants are asked to call 1-412-317-6789 and participants in Canada are asked to call (toll-free) 1-866-605-3852.

The call and corresponding presentation slides will be webcast live on the home page of the Company’s website, www.viewpointfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10001726. This replay, as well as the webcast, will be available until the Company’s next quarterly webcast/conference call.

About ViewPoint Financial Group, Inc.

ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank, N.A. ViewPoint Bank, N.A. operates 25 community bank offices and eight loan production offices. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.

When used in filings by the Company with the Securities and Exchange Commission (the “SEC”) in the Company’s press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, completion of our merger with Highlands Bancshares, Inc., changes in economic conditions, legislative changes, changes in policies by regulatory agencies, fluctuations in interest rates, the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, the Company’s ability to access cost-effective funding, fluctuations in real estate values and both residential and commercial real estate market conditions, demand for loans and deposits in the Company’s market area, the industry-wide decline in mortgage production, competition, changes in management’s business strategies and other factors set forth under Risk Factors in the Company’s Form 10-K, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to advise readers that the factors listed above could materially affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake – and specifically declines any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

VIEWPOINT FINANCIAL GROUP, INC.

Consolidated Balance Sheets

December 31,

(Dollar amounts in thousands, except share data)

	September 30,	September 30,
	2011	2010
ASSETS
Cash and due from financial institutions	$16,661	$16,465
Short-term interest-bearing deposits in other financial institutions	29,687	52,185

Total cash and cash equivalents	46,348	68,650
Securities available for sale, at fair value	433,745	717,497
Securities held to maturity (fair value: December 31, 2011 – $518,142 December 31, 2010 – $434,296)	500,488	432,519
Loans held for sale (includes $16,607 and $16,877 carried at fair value at December 31, 2011 and 2010)	834,352	491,985
Loans held for investment (net of allowance for loan losses of $17,487 at December 31, 2011 and $14,847 at December 31, 2010)	1,211,057	1,092,114
FHLB and Federal Reserve Bank stock, at cost	37,590	20,569
Bank-owned life insurance	29,007	28,501
Foreclosed assets, net	2,293	2,679
Premises and equipment, net	50,261	48,731
Goodwill	818	1,089
Accrued interest receivable	8,982	9,248
Prepaid FDIC assessment	4,967	6,606
Other assets	20,670	21,807

Total assets	$3,180,578	$2,941,995

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non-interest-bearing demand	$211,670	$201,998
Interest-bearing demand	498,253	438,719
Savings and money market	759,576	711,911
Time	493,992	664,922

Total deposits	1,963,491	2,017,550
FHLB advances (net of prepayment penalty of $4,222 at December 31, 2011 and $5,259 at December 31, 2010)	746,398	461,219
Repurchase agreement	25,000	25,000
Other borrowings	—	10,000
Accrued interest payable	1,220	1,541
Other liabilities	38,160	30,096

Total liabilities	2,774,269	2,545,406

Commitments and contingent liabilities	—	—

Shareholders’ equity
Preferred stock, $.01 par value; 10,000,000 shares authorized; 0 shares issued – December 31, 2011 and December 31, 2010	—	—
Common stock, $.01 par value; 90,000,000 shares authorized; 33,700,399 shares issued – December 31, 2011 and 34,839,491 shares issued – December 31, 2010	337	349
Additional paid-in capital	279,473	289,591
Retained earnings	144,535	125,125
Accumulated other comprehensive income, net	1,347	2,373
Unearned Employee Stock Ownership Plan (ESOP) shares; 2,102,234 shares at December 31, 2011 and 2,286,428 shares at December 31, 2010	(19,383)	(20,849)

Total shareholders’ equity	406,309	396,589

Total liabilities and shareholders’ equity	$3,180,578	$2,941,995

VIEWPOINT FINANCIAL GROUP, INC.

Consolidated Statements of Income

December 31,

(Dollar amounts in thousands, except share data)

	September 30,	September 30,	September 30,
	2011	2010	2009
Interest and dividend income
Loans, including fees	$88,238	$88,550	$83,802
Taxable securities	25,830	24,837	22,919
Nontaxable securities	1,892	1,528	517
Interest-bearing deposits in other financial institutions	170	402	652
FHLB and Federal Reserve Bank stock	94	68	16

	116,224	115,385	107,906
Interest expense
Deposits	22,474	31,015	34,366
FHLB advances	9,882	11,723	14,056
Repurchase agreement	816	816	707
Other borrowings	474	599	157

	33,646	44,153	49,286

Net interest income	82,578	71,232	58,620
Provision for loan losses	3,970	5,119	7,652

Net interest income after provision for loan losses	78,608	66,113	50,968

Non-interest income
Service charges and fees	18,556	18,505	18,954
Other charges and fees	723	711	586
Net gain on sale of mortgage loans	7,639	13,041	16,591
Bank-owned life insurance income	506	384	539
Impairment of collateralized debt obligations (all credit)	—	—	(12,246)
Gain on sale of available for sale securities	6,268	—	2,377
Loss on sale and disposition of assets	(798)	(365)	(1,041)
Impairment of goodwill	(271)	—	—
Other	1,925	1,188	1,439

	34,548	33,464	27,199
Non-interest expense
Salaries and employee benefits	47,360	46,203	46,777
Advertising	1,519	1,285	1,284
Occupancy and equipment	5,966	5,907	5,999
Outside professional services	2,644	2,369	1,882
Regulatory assessments	2,401	3,235	4,018
Data processing	4,648	4,232	4,209
Office operations	5,972	5,790	5,984
Other	4,730	4,125	4,384

	75,240	73,146	74,537

Income before income tax expense	37,916	26,431	3,630
Income tax expense	11,588	8,632	960

Net income	$26,328	$17,799	$2,670

Weighted average common shares outstanding—basic	32,219,841	30,128,985	27,881,941
Weighted average common shares outstanding—diluted	32,283,107	30,131,960	27,882,874
Per share information
Basic	$0.81	$0.59	$0.09
Diluted	$0.81	$0.59	$0.09
Cash dividends declared per share	$0.20	$0.16	$0.18

VIEWPOINT FINANCIAL GROUP, INC.

Selected Financial Highlights (unaudited)

	September 30,	September 30,	September 30,	September 30,	September 30,
	At or for the Quarters Ended
	December	September	June	March	December
	2011	2011	2011	2011	2010
	(Dollars in thousands, except per share amounts)
Financial Data:
Total assets	3,180,578	3,235,278	2,963,882	2,796,016	2,941,995
Total loans	2,045,409	1,840,830	1,550,894	1,405,151	1,584,099
Total securities	934,233	1,195,182	1,228,825	1,223,713	1,150,016
Total deposits	1,963,491	2,073,627	2,070,894	2,033,019	2,017,550
Total shareholders’ equity	406,309	406,686	407,006	399,785	396,589
Net interest income	24,157	20,479	18,965	18,977	21,168
Provision for loan losses	1,229	581	1,065	1,095	1,329
Noninterest income	10,238	6,207	7,636	10,467	8,686
Noninterest expense	19,544	18,567	18,268	18,861	18,927
Income tax expense	3,848	2,395	2,411	2,934	3,108
Net income	9,774	5,143	4,857	6,554	6,490

Share Data:
Basic earnings per common share	0.31	0.16	0.15	0.20	0.20
Diluted earnings per common share	0.31	0.16	0.15	0.20	0.20
Dividends declared per share	0.05	0.05	0.05	0.05	0.04
Book value per share	12.06	11.87	11.68	11.48	11.38
Tangible book value per share—Non-GAAP [1]	12.02	11.83	11.64	11.43	11.33

Shares outstanding at end of period	33,700,399	34,262,491	34,839,491	34,839,491	34,839,491
Weighted average common shares outstanding—basic	31,617,219	32,468,640	32,445,527	32,353,331	32,304,685
Weighted average common shares outstanding—diluted	31,553,113	32,497,283	32,510,134	32,432,793	32,312,993

Key Ratios:
Tier 1 risk-based capital ratio [2]	24.40%	21.20%	24.93%	27.17%	24.00%
Total risk-based capital ratio [2]	25.46%	21.93%	25.79%	28.09%	24.82%
Tier 1 leverage ratio [2]	12.58%	12.31%	13.50%	14.15%	13.27%
Equity to total assets	12.77%	12.57%	13.73%	14.30%	13.48%
Tangible equity to tangible assets—Non-GAAP [1]	12.74%	12.54%	13.69%	14.25%	13.43%

[1]	See the section labeled “Supplemental Information—Non-GAAP Financial Measures” at the end of this document.

[2]

Calculated at the ViewPoint Financial Group level, which is subject to the capital adequacy requirements of the Federal Reserve. On December 19, 2011, the Bank converted its charter from a federal thrift charter to a national banking charter, with regulatory oversight by the OCC.

	September 30,	September 30,	September 30,	September 30,	September 30,
	Ending Balances At
	December	September	June	March	December
	2011	2011	2011	2011	2010
	(Dollars in thousands)
Deposits:
Non-interest bearing demand	$211,670	$207,940	$194,704	$189,632	$201,998
Interest-bearing demand	498,253	496,269	482,552	461,272	438,719
Savings	155,276	155,476	156,659	158,399	148,399
Money market	592,979	596,561	575,041	550,503	554,261
IRA	11,321	10,201	10,023	9,555	9,251
Certificates	493,992	607,180	651,915	663,658	664,922

Total Deposits	$1,963,491	$2,073,627	$2,070,894	$2,033,019	$2,017,550

	September 30,	September 30,	September 30,	September 30,	September 30,
	Ending Balances At
	December	September	June	March	December
	2011	2011	2011	2011	2010
	(Dollars in thousands)
Loans:
Commercial:
Real estate	583,487	531,729	512,636	483,140	479,071
Construction	1,841	15,185	9,212	1,659	569
Commercial and industrial	70,620	44,014	44,441	38,539	39,279

Total commercial	655,948	590,928	566,289	523,338	518,919

Residential real estate:
One- to four- family	371,655	372,949	376,618	370,852	370,149
Construction	8,289	9,870	8,840	10,662	11,435
Home equity/home improvement	140,966	140,945	142,328	140,518	139,165
Loans held for sale	834,352	691,204	420,617	318,998	491,985

Total residential real estate	1,355,262	1,214,968	948,403	841,030	1,012,734

Consumer loans:
Automobile	33,027	32,525	33,800	37,387	42,550
Unsecured loans	11,747	11,918	12,255	12,999	14,197
Secured consumer loans	6,396	6,476	6,060	5,758	10,619

Total consumer loans	51,170	50,919	52,115	56,144	67,366

Total loans	2,062,380	1,856,815	1,566,807	1,420,512	1,599,019

Nonaccruing loans:
One- to four- family real estate	$5,340	$4,896	$5,337	$4,081	$5,938
Commercial real estate	16,076	10,768	10,785	10,074	9,812
Home equity/home improvement	1,226	1,330	1,292	1,153	1,306
Consumer	26	—	186	267	300
Commercial and industrial	430	445	266	455	272

Total non-performing loans	23,098	17,439	17,866	16,030	17,628

Foreclosed assets	2,293	2,098	2,377	2,465	2,679

Total non-performing assets	$25,391	$19,537	$20,243	$18,495	$20,307

Total past due loans to total loans[1]	2.19%	0.71%	0.87%	1.31%	1.62%
Total non-performing assets to total assets	0.80%	0.60%	0.68%	0.66%	0.69%
Total non-performing loans to total loans[1]	1.88%	1.50%	1.56%	1.46%	1.59%
Allowance for loan losses to non-performing loans	75.71%	94.82%	90.45%	96.66%	84.22%
Allowance for loan losses to total loans [1]	1.42%	1.42%	1.41%	1.41%	1.34%

Troubled Debt Restructured Loans:
Performing troubled debt restructurings:
One- to four- family real estate	$136	$280	$226	$131	$143
Commercial real estate	2,860	2,860	—	—	1,119
Home equity/home improvement	107	—	—	—	—
Consumer	142	48	39	52	26
Commercial and industrial	26	—	—	—	—

Total	$3,271	$3,188	$265	$183	$1,288

Nonaccruing troubled debt restructurings:
One- to four- family real estate	$843	$855	$346	$574	$2,012
Commercial real estate	9,266	9,264	9,270	9,274	6,252
Home equity/home improvement	81	—	—	—	92
Consumer	18	—	41	44	93
Commercial and industrial	212	214	217	218	220

Total	$10,420	$10,333	$9,874	$10,110	$8,669

Allowance for loan losses:
Balance at beginning of period	$16,535	$16,159	$15,494	$14,847	$14,591
Provision expense	1,229	581	1,065	1,095	1,329
Charge-offs	(408)	(314)	(527)	(573)	(1,185)
Recoveries	131	109	127	125	112

Balance at end of period	$17,487	$16,535	$16,159	$15,494	$14,847

Net Charge-Offs (Recoveries)
One- to four- family real estate	$161	$(4)	$55	$(4)	101
Commercial real estate	—	(2)	—	(12)	624
Home equity/home improvement	72	9	61	77	1
Consumer	62	77	143	203	205
Commercial and industrial	(18)	125	141	184	142

Total	$277	$205	$400	$448	$1,073

[1]	Total loans does not include loans held for sale.

	September 30,	September 30,	September 30,	September 30,	September 30,
	Average Balances and Yields/Rates for Quarter Ended
	December	September	June	March	December
	2011	2011	2011	2011	2010
	(Dollars in thousands)
Loans:
One- to four- family real estate	$377,106	381,322	380,152	375,686	$378,534
Loans held for sale:
Warehouse Purchase Program	705,261	395,711	282,266	273,572	481,530
ViewPoint Mortgage loans	31,484	21,213	20,894	23,145	38,662
Commercial real estate	556,909	524,516	505,290	482,763	487,200
Home equity/home improvement	140,000	141,483	141,349	140,011	138,725
Consumer	51,225	51,246	53,903	62,815	70,048
Commercial and industrial	51,926	43,806	38,523	39,654	35,442
Less: deferred fees and allowance for loan loss	(16,155)	(16,135)	(15,264)	(15,218)	(15,231)

Loans receivable	1,897,756	1,543,162	1,407,113	1,382,428	1,614,910
Securities	1,147,794	1,237,853	1,228,066	1,211,806	1,148,875
Overnight deposits	43,787	73,236	41,969	113,748	79,934

Total interest-earning assets	3,089,337	$2,854,251	$2,677,148	$2,707,982	$2,843,719
Deposits:
Interest-bearing demand	$485,897	$484,926	$468,964	$438,383	$434,147
Savings and money market	758,191	753,252	733,517	708,342	724,075
Time	559,169	634,754	654,852	663,235	675,830
FHLB advances and other borrowings	750,202	458,620	316,518	417,383	509,597

Total interest-bearing liabilities	$2,553,459	$2,331,552	$2,173,851	$2,227,343	$2,343,649

Loans:
One- to four- family real estate	5.16%	5.29%	5.38%	5.37%	5.41%
Loans held for sale:
Warehouse Purchase Program	4.22%	4.36%	4.61%	4.74%	4.87%
ViewPoint Mortgage loans	4.17%	4.34%	5.44%	5.53%	4.52%
Commercial real estate	6.39%	6.60%	6.83%	6.74%	6.97%
Home equity/home improvement	5.67%	5.71%	5.79%	5.78%	5.84%
Consumer	6.47%	6.83%	6.56%	6.59%	6.31%
Commercial and industrial	5.92%	6.36%	6.46%	6.78%	6.74%
Less: deferred fees and allowance for loan loss	—	—	—	—	—
Loans receivable	5.29%	5.66%	5.92%	5.92%	5.85%
Securities	2.16%	2.30%	2.32%	2.43%	2.67%
Overnight deposits	0.24%	0.24%	0.27%	0.25%	0.29%
Total interest-earning assets	4.06%	4.06%	4.18%	4.12%	4.41%

Deposits:
Interest-bearing demand	1.39%	1.78%	2.02%	1.92%	2.20%
Savings and money market	0.30%	0.46%	0.57%	0.56%	0.90%
Time	1.56%	1.69%	1.75%	1.80%	1.87%
FHLB advances and other borrowings	1.47%	2.46%	3.49%	2.72%	2.36%
Total interest-bearing liabilities	1.12%	1.46%	1.66%	1.60%	1.74%
Net interest spread	2.94%	2.60%	2.52%	2.52%	2.67%
Net interest margin	3.13%	2.87%	2.83%	2.80%	2.98%

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Average Balance and Interest Rate Information for the Year Ended December 31,
	2011			2010
	Average Outstanding Balance	Interest Earned/ Paid	Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid	Yield/ Rate
	(Dollars in thousands)
Interest-earning assets:
One- to four- family real estate	$378,578	$20,058	5.30%	$389,002	$21,422	5.51%
Warehouse Purchase Program loans held for sale	415,334	18,243	4.39	368,341	17,973	4.88
ViewPoint Mortgage loans held for sale	24,199	1,163	4.81	38,946	1,808	4.64
Commercial real estate	517,592	34,320	6.63	473,400	32,006	6.76
Home equity/home improvement	140,713	8,072	5.74	133,328	8,025	6.02
Consumer	54,756	3,622	6.61	80,298	5,038	6.27
Commercial and industrial	43,512	2,760	6.34	35,283	2,278	6.46
Less: deferred fees and allowance for loan loss	(15,697)	—	—	(14,352)	—	—

Loans receivable [1]	1,558,987	88,238	5.66	1,504,246	88,550	5.89
Agency mortgage-backed securities	455,552	12,583	2.76	466,536	13,959	2.99
Agency collateralized mortgage obligations	666,861	12,940	1.94	361,453	9,025	2.50
Investment securities	62,410	2,199	3.52	100,879	3,381	3.35
FHLB and FRB stock	21,468	94	0.44	16,939	68	0.40
Interest earning deposit accounts	68,007	170	0.25	90,614	402	0.44

Total interest-earning assets	2,833,285	116,224	4.10%	2,540,667	115,385	4.54%

Non-interest-earning assets	134,562			157,703

Total assets	$2,967,847			$2,698,370

Interest-bearing liabilities:
Interest-bearing demand	469,715	8,309	1.77	374,083	8,976	2.40
Savings and money market	738,503	3,466	0.47	718,224	9,102	1.27
Time	627,736	10,699	1.70	658,988	12,937	1.96
Borrowings	486,519	11,172	2.30	399,880	13,138	3.29

Total interest-bearing liabilities	2,322,473	33,646	1.45%	2,151,175	44,153	2.05%

Non-interest-bearing checking	195,278			183,720

Non-interest-bearing liabilities	41,832			50,853

Total liabilities	2,559,583			2,385,748

Total shareholders’ equity	408,264			312,622

Total liabilities and shareholders’equity	$2,967,847			$2,698,370

Net interest income and margin		$82,578	2.91%		$71,232	2.80%

Net interest income and margin (tax-equivalent basis) [2]		$83,273	2.94%		$72,096	2.84%

Net interest rate spread			2.65%			2.49%
Net earning assets	$510,812			$389,492

Average interest-earning assets to average interest-bearing liabilities	121.99%			118.11%

[1]

Calculated net of deferred fees, loan discounts, loans in process and allowance for loan losses. Includes loans held for sale. Construction loans have been included in the one- to four- family and commercial real estate line items, as appropriate.

[2]

In order to make pretax income and resultant yields on tax-exempt investments and loans comparable to those on taxable investments and loans, a tax-equivalent adjustment has been computed using a federal income tax rate of 35%. Tax-exempt investments and loans had an average balance of $52.6 million and $41.7 million for the years ended December 31, 2011 and 2010.

	September 30,	September 30,	September 30,	September 30,
At December 31, 2011	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
	(Dollars in thousands)
Securities Available for Sale:
Agency mortgage-backed securities	$133,907	$1,125	$(179)	$134,853
Agency collateralized mortgage obligations	293,584	1,676	(590)	294,670
SBA pools	4,161	61	—	4,222

Total securities	$431,652	$2,862	$(769)	$433,745

Securities Held to Maturity:
Agency mortgage-backed securities	$180,499	$8,243	$(23)	$188,719
Agency collateralized mortgage obligations	269,516	4,712	(218)	274,010
Municipal bonds	50,473	4,940	—	55,413

Total securities	$500,488	$17,895	$(241)	$518,142

VIEWPOINT FINANCIAL GROUP, INC.

SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

	September 30,	September 30,	September 30,	September 30,	September 30,
	Ending Balances At
	December	September	June	March	December
	2011	2011	2011	2011	2010
	(Dollars in thousands, except per share amounts)
Calculation of Tangible Book Value per Share:
Total shareholders’ equity at end of period	$406,309	$406,686	$407,006	$399,785	$396,589
Less: Goodwill	(818)	(818)	(818)	(1,089)	(1,089)
Identifiable intangible assets, net	(420)	(466)	(578)	(638)	(636)

Total tangible shareholders’ equity at end of period	$405,071	$405,402	$405,610	$398,058	$394,864

Shares outstanding at end of period	33,700,399	34,262,491	34,839,491	34,839,491	34,839,491

Book value per share—GAAP	12.06	11.87	11.68	11.48	11.38
Tangible book value per share—Non-GAAP	12.02	11.83	11.64	11.43	11.33

Calculating of Tangible Equity to Tangible Assets:
Total assets at end of period	$3,180,578	$3,235,278	$2,963,882	$2,796,016	$2,941,995
Less: Goodwill	(818)	(818)	(818)	(1,089)	(1,089)
Identifiable intangible assets, net	(420)	(466)	(578)	(638)	(636)

Total tangible assets at end of period	$3,179,340	$3,233,994	$2,962,486	$2,794,289	$2,940,270

Equity to assets—GAAP	12.77%	12.57%	13.73%	14.30%	13.48%
Tangible equity to tangible assets—Non-GAAP	12.74%	12.54%	13.69%	14.25%	13.43%